Exhibit 4(b)







                   SPRINT CAPITAL CORPORATION
                               AND
                       SPRINT CORPORATION


                               TO


                          BANK ONE, N.A.
                                  Trustee



                      _____________________

                  First Supplemental Indenture
                  Dated as of January 15, 1999

                     ______________________


                         SUPPLEMENTAL TO
                            INDENTURE

                   Dated as of October 1, 1998

     FIRST SUPPLEMENTAL INDENTURE, dated as of January 15, 1999, among SPRINT CAPITAL CORPORATION, a Delaware corporation (herein called the "Company"), having its principal office at 2330 Shawnee Mission Parkway, Westwood, Kansas, SPRINT CORPORATION, a Kansas corporation (herein called the "Guarantor"), having its principal office at 2330 Shawnee Mission Parkway, Westwood, Kansas, and Bank One, N.A., a national banking association, as Trustee (herein called the "Trustee").


            RECITALS OF THE COMPANY AND THE GUARANTOR

     WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee an Indenture, dated as of October 1, 1998 (the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided; and

     WHEREAS, Section 901(5) of the Indenture provides that the Company, when authorized by or pursuant to a Board Resolution, the Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture for the purpose of adding, changing or eliminating any provision of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (1) shall neither apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holder of any such Security with respect to such provision or (2) shall become effective only when there is no Security Outstanding; and

     WHEREAS, the Securities of all series created prior to the date hereof have the benefit of Article VIII as amended herein in lieu of Article VIII of the Indenture prior to the amendment thereof and consequently are not entitled to the benefit of
Article VIII of the Indenture prior to the amendment thereof contained herein; and

     WHEREAS, the Company and the Guarantor, pursuant to the foregoing authority, propose in and by this First Supplemental
Indenture to amend the Indenture in certain respects; and

     WHEREAS, all things necessary to make this First
Supplemental Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

                            AGREEMENT

     NOW, THEREFORE, the Company, the Guarantor and the Trustee hereby agree as follows:

     1. The Indenture is hereby amended by deleting Article VIII thereof in its entirety and inserting in lieu thereof a new
Article VIII as follows:

                          ARTICLE VIII

      CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section  801.   Company or Guarantor May Consolidate,  Etc.,
Only on Certain Terms.

     Neither the Company nor the Guarantor shall consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its properties and assets in any one transaction or series of transactions, and neither the Company nor the Guarantor shall permit any Person to consolidate with or merge into the Company or the Guarantor or convey, transfer or lease all or substantially all its properties and assets in any one transaction or series of transactions to the Company or the Guarantor, unless:

          (1) in case the Company or the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all its properties and assets in any one transaction or series of transactions, the Person formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all the properties and assets of the Company or the Guarantor, as the case may be, in any one transaction or series of transactions shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, in the case of the Company, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed, and, in the case of the Guarantor, all obligations under the Guarantees and the performance or observance of every covenant of this Indenture on the part of the Guarantor to be performed or observed;

          (2)  immediately after giving effect to such
     transaction and treating any indebtedness which becomes an obligation of the Company, the Guarantor or any Subsidiary as a result of such transaction as having been incurred by the Company, the Guarantor or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company or the Guarantor, as the case may be, would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company, the Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities or the Guarantees, as the case may be, equally and ratably with (or prior to) all indebtedness secured thereby; and

          (4) the Company or the Guarantor, as the case may be, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 802.  Successor Substituted.

     Upon any consolidation of the Company or the Guarantor with, or merger of the Company or the Guarantor into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company or the Guarantor in any one transaction or series of transactions in accordance with
Section 801, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities or the Guarantees, as the case may be.

                              * * *

     2. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     3. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplement Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this First Supplemental
Indenture, set forth, and upon the following terms and conditions:

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution hereof by the Company or the Guarantor or for or in respect of the recitals contained herein, all of which recitals are made by the Company and the Guarantor solely. In general, each and every term and condition contained in Article VI of the Indenture shall apply to this First Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this First Supplemental Indenture.

     4. The amendments to the Indenture made by Section 1 hereof shall have effect with respect to the Securities of all series created under the Indenture, whether created before or after the date hereof.

     5. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

     6. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                              SPRINT CAPITAL CORPORATION


                              By /s/ Don A. Jensen
                                  Name:   Don A. Jensen
                                  Title:  Vice President
[Corporate Seal]

Attest:


/s/ Michael T. Hyde
Name:   Michael T. Hyde
Title:  Assistant Secretary

                              SPRINT CORPORATION


                              By /s/ Don A. Jensen
                                  Name:   Don A. Jensen
                                  Title:  Vice President
[Corporate Seal]

Attest:


/s/ Michael T. Hyde
Name:  Michael T. Hyde
Title: Assistant Secretary

                              BANK ONE, N.A., as Trustee



                              By /s/ David B. Knox
                                   Name:   David B. Knox
                                   Title:  Authorized Signer


[Corporate Seal]

Attest:


/s/ Jeffery L. Eubank
Name:   Jeffery L. Eubank
Title:  Authorized Signer

STATE OF KANSAS     )
                    ) SS.:
COUNTY OF JOHNSON   )


     On the 28th day of January, 1999, before me personally came Don A. Jensen, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Sprint Capital Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                 /s/ Lora E. Burton
                                 My Commission Expires: 10/31/2002


STATE OF KANSAS     )
                    ) SS.:
COUNTY OF JOHNSON   )



     On the 28th day of January, 1999, before me personally came Don A. Jensen, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Sprint Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                              /s/ Lora E. Burton
                              My Commission Expires: 10/31/2002

STATE OF OHIO       )
                    ) SS.:
COUNTY OF FRANKLIN  )



     On the 29th day of January, 1999, before me personally came David B. Knox, to me known, who, being by me duly sworn, did depose and say that he is an authorized signer of Bank One, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                              /s/ Meletha Dawson
                              My Commission Expires: 11-2-2003